Exhibit 10.2

FIRST LOAN MODIFICATION AND

REAFFIRMATION AGREEMENT

This First Loan Modification and Reaffirmation Agreement (“Agreement”) is made this 1st day of August, 2013 to be effective the 1st day of August, 2013 and is entered into at Indianapolis, Indiana, by and among The Huntington National Bank, a national banking association (“Lender”), with a principal mailing address of 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204; Merchants Bancorp, an Indiana corporation (“Borrower”), with a principal mailing address of 11711 North Meridian Street, Suite 528, Carmel, Indiana 46032; and Providence Bank, a Missouri state banking corporation (“Providence Bank”), with a principal mailing address of 815 West Stadium Boulevard, Jefferson City, Missouri 65109.

RECITALS:

A.            Lender and Borrower entered into a certain Loan Agreement dated September 24, 2012 (the “Loan Agreement”) wherein which Lender agreed to make a Revolving Line of Credit Loan (as defined in the Loan Agreement) to Borrower in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00).

B.            In connection with the Loan Agreement, Borrower executed and delivered to Lender and agreed to perform a certain Revolving Line of Credit Note (the “Note”) in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) dated September 24, 2012 to evidence the Revolving Line of Credit Loan, a certain Stock Pledge Agreement (the “Stock Pledge Agreement”) dated September 24, 2012, and other Loan Documents (as defined in the Loan Agreement) dated on or about September 24, 2012 (the Loan Agreement, the Note, the Stock Pledge Agreement and such other Loan Documents are collectively, the “Loan Documents”).

C.            In connection with the Loan and the Loan Documents, Lender and Providence Bank executed that certain Participation Agreement (the “Participation Agreement”) dated to be effective as of September 24, 2012.

D.            Borrower, CITBA Financial Corporation, an Indiana corporation (“CITBA”), Michael F. Petrie, individually and Randall D. Rogers, individually entered into that certain Agreement and Plan of Merger dated to be effective as of May 6, 2013 (the “Merger Agreement”) wherein which Borrower agreed to merge with and into CITBA and immediately thereafter, Citizens Bank, an Indiana chartered commercial bank and a wholly-owned subsidiary of CITBA (“Citizens Bank”) is to be merged with and into Merchants Bank of Indiana, an Indiana charted commercial bank and a wholly-owned subsidiary of Borrower.

E.          Section 10.3(b) Sale of Assets, Accounts or Merger of the Loan Agreement provides as follows:

“(b)         Merger and Consolidation. Borrower will not and will cause Merchants Bank to not, without the prior written consent of Lender, consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into any of them without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed.”

F.             Borrower has requested that Lender consent in writing to the Merger Agreement and Lender has requested that Providence Bank consent to the Merger Agreement. Lender and Providence Bank desire to provide their written consent to the Merger Agreement.

NOW, THEREFORE, IN CONSIDERATION of the above Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further, to induce Lender and Borrower to consent to the Merger Agreement, Lender, Borrower and Providence Bank hereby agree as follows:

1.             The Recitals set forth in the beginning of this Agreement are true and correct and are hereby incorporated as a material part of this Agreement.

2.             Lender hereby consents to the Merger Agreement and the transactions contemplated therein and therewith.

3.             Providence Bank hereby consents to the Merger Agreement and the transactions contemplated therein and therewith. Providence Bank acknowledges receipt of a copy of the Merger Agreement.

4.             Borrower hereby reaffirms all representations and warranties of Borrower in the Loan Documents.

5.             Borrower hereby represents and warrants to Lender that there is no default or Event of Default (as defined in the Loan Agreement) nor event which with the giving of notice, the passage of time or both, would become an Event of Default under or in connection with the Loan Documents.

6.             Lender and Borrower hereby agree that the Loan Documents, to the extent necessary, are hereby amended and modified to reflect the transactions contemplated in and incident to the Merger Agreement.

7.             This Agreement is a modification only and not a novation or accord and satisfaction. Except for the above-referenced amendments and modifications, the Loan Agreement, the Note, the Loan Documents, the Participation Agreement and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the amendments and modifications herein deemed to be incorporated therein.

8.             Borrower for itself and its successors and assigns (collectively, the “Releasing Parties”), hereby release and discharge Lender, its officers, directors, agents, employees, attorneys, participants, legal representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, actions, damages and causes of action which any of the Releasing Parties have asserted or claimed or might now or hereafter assert or claim against all or any of the Released Parties, whether known or unknown, arising out of, related to or in any way connected with or based upon any Prior Related Event (as defined hereafter). As used herein, the term “Prior Related Event” shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, transfer, payment, event, action or occurrence between, among or involving Borrower or any of the property of Borrower and all or any of the Released Parties and which was made or extended or which occurred at any time or times prior to the execution of this Agreement. Borrower agrees and acknowledges that this release is not to be construed as or deemed an acknowledgement or admission on the part of any of the Released Parties of liability for any matter or as precedent upon which any liability may be asserted.

Notwithstanding the amendments and modifications set forth in this Agreement, Borrower does hereby reaffirm and ratify to Lender its continuing liability and responsibility, and agrees to pay, perform, observe and be bound by all of the terms, conditions, covenants, agreements, stipulations, representations, warranties, obligations and liabilities under the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement, and further, the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, without the right of offset, defense or counterclaim thereto, and further, nothing herein contained, and nothing done pursuant to this Agreement shall affect or shall be construed as affecting or is intended to release or affect the liability of Borrower under the Loan Agreement, the Note and the Loan Documents, respectively, as may be applicable, and except for the specific amendments and modifications set forth herein, shall not alter, waive, amend, vary or affect any provision, condition or covenant contained in the Loan Agreement, the Note and the Loan Documents, and except for the specific amendments and modifications set forth herein, shall not affect or impair any rights, powers or remedies of Lender as contained in the Loan Agreement, the Note and the Loan Documents, it being the intent of Borrower that the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are hereby confirmed and ratified in all respects as of the date hereof.

LENDER

The Huntington National Bank,
a national banking association

By:	/s/ Kelly Queisser
Kelly Queisser, Vice President

BORROWER

Merchants Bancorp,
an Indiana corporation

By:	/s/ Michael F. Petrie
Michael F. Petrie, Chairman and CEO

PROVIDENCE BANK

Providence Bank,
a Missouri state banking corporation

By:	/s/ Michael J. Hoelscher
Michael J. Hoelscher, Senior Vice President